Exhibit 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:
Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS FIRST QUARTER RESULTS

Net New Assets Total $43.4 billion, Highest First Quarter Core Flows Since 2000

Revenues Rise 8% From a Year Ago

SAN FRANCISCO, April 15, 2013 – The Charles Schwab Corporation announced today that its net income was $206 million for the first quarter of 2013, down 2% from $211 million for the fourth quarter of 2012, and up 6% from $195 million for the year-earlier quarter. These results are consistent with the outlook expressed in the company’s press release dated March 14, 2013.

	Three Months Ended –March 31,–		% Change
Financial Highlights	2013	2012
Net revenues (in millions)	$1,290	$1,189	8%
Net income (in millions)	$206	$195	6%
Diluted earnings per common share	$.15	$.15	—
Pre-tax profit margin	25.7%	26.3%
Return on average common stockholders’ equity (annualized)	9%	10%

CEO and President Walt Bettinger commented, “The investments we’ve made in our clients over the past several years are powering strong business momentum. During the first quarter we continued to win in the marketplace as we gathered $43.4 billion in net new assets, a 9% annualized organic growth rate, and 244,000 new brokerage accounts, up 2% year-over-year. We also had $4.7 billion in net new enrollments in our retail advisory offers, up more than 70% year-over-year, as clients look to Schwab for help navigating opportunities in the market. Client assets enrolled in advisory offers totaled $135.9 billion at month-end March, including $15.6 billion managed in our Windhaven® portfolios, up 15% and 51%, respectively, from a year ago. We ended the quarter with a record $2.08 trillion in total client assets, up 14%, and our client base grew to 8.9 million active brokerage accounts, 888,000 banking accounts and 1.6 million corporate retirement plan participants, up 3%, 11% and 4%, respectively.”

Core net new assets is defined as net new assets before significant one-time flows, such as acquisitions/divestitures or extraordinary mutual fund clearing transfers. There were no such adjustments in the first quarter of 2013.

“Already in 2013 we’ve made significant progress on our key initiatives, which reflect our focus on delivering improved service, value and convenience for clients,” Mr. Bettinger continued. “During the first quarter, we launched Schwab ETF OneSource™, providing clients with commission-free access to 105 ETFs from Schwab and 5 other leading providers. Our 15 proprietary ETFs, which are part of Schwab ETF OneSource, reached $10.9 billion at quarter-end, up 65% year-over-year. First mortgage loans originated through our improved lending program totaled $2.0 billion during the quarter, more than double the volume in last year’s first quarter. We also added to our mobile and tablet capabilities by launching the Schwab Advisor Center™ app for Android devices. Schwab’s mobile and tablet solutions are already in use by hundreds of advisors and over 560,000 individual clients.”

Mr. Bettinger added, “We believe Schwab’s commitment to innovating the investing experience on behalf of clients is important to building long-term stockholder value. Our business momentum enabled the company to produce sequential improvement in all three of its main revenue sources in the first quarter, and to achieve 8% overall revenue growth versus a year ago, even as current environmental factors such as low rates and relatively muted trading activity continued to weigh on our results. While our emphasis on client investments in recent years has limited our near-term earnings expansion, we are aiming for increased operating leverage during the balance of 2013 and into 2014, as those investments yield solid client metrics and we begin to moderate the pace of expense growth.”

CFO Joe Martinetto noted, “Our earnings picture for 2013 hasn’t changed – the temporary and seasonal factors elevating our first quarter compensation and benefits expense will fade and we are taking action to address the evolving revenue outlook for the year. Right now, that outlook includes balance and spread-related revenues that are mostly in line with our expectations and trading activity that remains more muted than planned.”

Mr. Martinetto continued, “As previously disclosed, our first quarter expenses included a total of approximately $30 million pre-tax relating to overlapping field incentive payout schedules; increased and accelerated health savings account contributions; and revised equity incentive award vesting for retirement-eligible employees. With these impacts largely behind us, as well as certain payroll taxes reaching their caps and a heightened focus on staffing levels, we expect comp and benefits will decline by approximately $50 million sequentially in the second quarter, and show only limited growth in the second half of the year. In addition to careful headcount management, we are also adjusting our planned spending for projects and marketing so that targeted expense growth slows but continues to allow for both increased investment in our clients and improvement in profit-margin and earnings for 2013.”

Mr. Martinetto concluded, “Overall, we believe our diversified revenue streams and ongoing expense discipline will help us achieve at least a 30% pre-tax profit margin and earnings per share in the mid-$0.70’s for full-year 2013, consistent with the baseline scenario we described during our Winter Business Update on February 7. With solid profitability and a healthy balance sheet that includes nearly $10 billion of stockholders’ equity, we remain well positioned to support our growing businesses.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new retail accounts for the quarter totaled approximately 36,000, up from 14,000 a year ago. Total retail accounts reached 6.1 million as of March 31, 2013, up 2% year-over-year.

•	Lowered and simplified the commission structure to $3.50 per contract for futures and futures options traded through optionsXpress.

Advisor Services

•	Launched the Schwab Advisor Center™ application for Android™, enabling advisors to view key client data such as balances, positions and transactions while away from the office.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $89.0 billion, up 31% year-over-year.

•	Outstanding mortgage and home equity loans = $10.3 billion, up 14% year-over-year.

•	First mortgage originations through its loan program during the quarter = $2.0 billion.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.55%, 0.37% and 0.52%, respectively, at month-end March.

•	Schwab Bank High Yield Investor Checking® accounts = 692,000, with $11.8 billion in balances.

•	Client assets managed by Windhaven® totaled $15.6 billion, up 15% from year-end 2012.

•	Total assets under management in Schwab ETFs™ = $10.9 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.6 billion.

•	Launched Schwab ETF OneSource™, a platform that enables clients to trade 105 ETFs from 6 fund families, including Schwab, with $0 online trade commissions.

•	Launched the Schwab Retirement Income Variable Annuity™, providing investors an easy-to-understand, low-cost retirement funding option that can generate guaranteed income for life.

•	Expanded the lineup of target date funds for retail and retirement plan clients to include Schwab Target Funds for the years 2045, 2050, and 2055, as well as two additional collective trust funds.

Android is a trademark of Google Inc. Use of this trademark is subject to Google Permissions.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q1_2013_schedule.xls

Forward Looking Statements

This press release contains forward looking statements relating to the company’s operating leverage, client metrics, expense growth, earnings, compensation and benefits expense, revenue, trading activity, headcount management, spending for projects and marketing, investment in clients and profit margin. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; capital needs and management; the company’s ability to manage expenses; the actual level of field sales activity and related incentive compensation; regulatory guidance; acquisition integration costs; net interest margin; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-K for the period ended December 31, 2012.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.9 million active brokerage accounts, 1.6 million corporate retirement plan participants, 888,000 banking accounts, and $2.08 trillion in client assets as of March 31, 2013. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Net Revenues
Asset management and administration fees	$552	$484

Interest revenue	497	472
Interest expense	(28)	(38)

Net interest revenue	469	434

Trading revenue	223	243
Other	56	46
Provision for loan losses	(6)	—
Net impairment losses on securities (1)	(4)	(18)

Total net revenues	1,290	1,189

Expenses Excluding Interest
Compensation and benefits	536	465
Professional services	99	96
Occupancy and equipment	77	76
Advertising and market development	74	67
Communications	54	58
Depreciation and amortization	51	48
Other	68	66

Total expenses excluding interest	959	876

Income before taxes on income	331	313
Taxes on income	125	118

Net Income	206	195

Preferred stock dividends	8	—

Net Income Available to Common Stockholders	$198	$195

Weighted-Average Common Shares Outstanding — Diluted	1,282	1,273

Earnings Per Common Share — Basic	$.15	$.15
Earnings Per Common Share — Diluted	$.15	$.15

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $0 million and $2 million, net of $(4) million and $(16) million reclassified from other comprehensive income, for the three months ended March 31, 2013 and 2012, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q1-13 % change		2013	2012
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-12	Q4-12	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	14%	2%	$552	$539	$524	$496	$484
Net interest revenue	8%	8%	469	433	439	458	434
Trading revenue	(8)%	10%	223	202	204	219	243
Other (1)	22%	19%	56	47	42	121	46
Provision for loan losses	N/M	200%	(6)	(2)	(10)	(4)	—
Net impairment losses on securities	(78)%	—	(4)	(4)	(3)	(7)	(18)

Total net revenues	8%	6%	1,290	1,215	1,196	1,283	1,189

Expenses Excluding Interest
Compensation and benefits	15%	19%	536	450	442	446	465
Professional services	3%	(2)%	99	101	98	93	96
Occupancy and equipment	1%	(1)%	77	78	77	80	76
Advertising and market development	10%	9%	74	68	49	57	67
Communications	(7)%	—	54	54	53	55	58
Depreciation and amortization	6%	2%	51	50	50	48	48
Other	3%	(3)%	68	70	66	72	66

Total expenses excluding interest	9%	10%	959	871	835	851	876

Income before taxes on income	6%	(4)%	331	344	361	432	313
Taxes on income (2)	6%	(6)%	125	133	114	157	118

Net Income	6%	(2)%	$206	$211	$247	$275	$195

Preferred stock dividends	N/M	(64)%	8	22	9	14	—

Net Income Available to Common Stockholders	2%	5%	$198	$189	$238	$261	$195

Basic earnings per common share	—	—	$.15	$.15	$.19	$.20	$.15
Diluted earnings per common share	—	—	$.15	$.15	$.19	$.20	$.15
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	1%	—	1,282	1,278	1,275	1,274	1,273

Performance Measures
Pre-tax profit margin			25.7%	28.3%	30.2%	33.7%	26.3%
Return on average common stockholders’ equity (annualized) (3)			9%	9%	11%	13%	10%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	—	(6)%	$26.9	$28.5	$25.0	$22.7	$26.9
Receivables from brokerage clients	10%	(9)%	$12.3	$13.5	$11.9	$12.0	$11.2
Loans to banking clients	15%	6%	$11.3	$10.7	$10.1	$9.8	$9.8
Total assets	19%	—	$133.2	$133.6	$117.7	$111.8	$111.5
Deposits from banking clients	32%	4%	$82.4	$79.4	$68.8	$66.3	$62.3
Payables to brokerage clients	1%	(9)%	$36.7	$40.3	$34.8	$31.8	$36.4
Long-term debt	(20)%	—	$1.6	$1.6	$1.8	$2.0	$2.0
Stockholders’ equity (4)	18%	2%	$9.8	$9.6	$9.5	$9.1	$8.3

Other
Full-time equivalent employees (at quarter end, in thousands)	—	1%	14.0	13.8	13.6	13.7	14.0
Annualized net revenues per average full-time equivalent employee (in thousands)	9%	4%	$369	$355	$352	$372	$340
Capital expenditures - cash purchases of equipment, office facilities, and property, net (in millions)	32%	13%	$45	$40	$33	$31	$34

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	(6)%	12%	298.7	265.7	261.5	285.2	318.4
Asset-based trades (6)	20%	8%	64.5	59.6	45.2	50.6	53.7
Other trades (7)	30%	9%	135.7	124.7	95.7	99.8	104.1

Total	5%	11%	498.9	450.0	402.4	435.6	476.2

Average Revenue Per Revenue Trade (5)	—	(1)%	$12.34	$12.49	$12.44	$12.15	$12.35

(1)	Includes a pre-tax gain of $70 million relating to a confidential resolution of a vendor dispute in the second quarter of 2012.
(2)	Includes a non-recurring state tax benefit of $20 million in the third quarter of 2012.
(3)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(4)

In the second quarter and first quarter of 2012, the Company issued non-cumulative perpetual preferred stock, Series B, for a total liquidation preference of $485 million and non-cumulative perpetual preferred stock, Series A, with a total liquidation preference of $400 million, respectively.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(7)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

Three Months Ended March 31,	2013			2012
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$7,907	$5	0.26%	$6,246	$4	0.26%
Cash and investments segregated	27,590	12	0.18%	26,847	10	0.15%
Broker-related receivables (1)	361	—	0.13%	315	—	0.09%
Receivables from brokerage clients	11,342	106	3.79%	10,200	106	4.18%
Securities available for sale (2)	46,908	138	1.19%	36,197	145	1.61%
Securities held to maturity	21,063	131	2.52%	14,972	99	2.66%
Loans to banking clients	11,091	80	2.93%	9,864	79	3.22%
Loans held for sale	—	—	—	53	1	4.15%

Total interest-earning assets	126,262	472	1.52%	104,694	444	1.71%

Other interest revenue		25			28

Total interest-earning assets	$126,262	$497	1.60%	$104,694	$472	1.81%

Funding sources:
Deposits from banking clients	$80,341	$10	0.05%	$61,105	$10	0.07%
Payables to brokerage clients	32,096	1	0.01%	30,560	1	0.01%
Long-term debt	1,632	17	4.22%	2,001	27	5.43%

Total interest-bearing liabilities	114,069	28	0.10%	93,666	38	0.16%

Non-interest-bearing funding sources	12,193			11,028

Total funding sources	$126,262	$28	0.09%	$104,694	$38	0.14%

Net interest revenue		$469	1.51%		$434	1.67%

(1)	Interest revenue was less than $500,000 in the periods presented.
(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

Three Months Ended March 31,	2013			2012
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$162,639	$230	0.57%	$156,614	$222	0.57%
Fee waivers		(155)			(163)

Schwab money market funds	162,639	75	0.19%	156,614	59	0.15%
Equity and bond funds (1)	55,540	35	0.26%	45,630	32	0.28%
Mutual Fund OneSource ®	234,959	184	0.32%	215,350	166	0.31%

Total mutual funds (2)	$453,138	294	0.26%	$417,594	257	0.25%

Advice solutions (2)	$135,473	163	0.49%	$115,496	139	0.48%
Other (3)		95			88

Total asset management and administration fees		$552			$484

(1)	Includes Schwab ETFs.
(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, Windhaven, and ThomasPartners. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401(k) record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q1-13 % Change		2013	2012
(In billions, at quarter end, except as noted)	vs. Q1-12	vs. Q4-12	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	21%	—	$119.2	$119.0	$103.7	$98.2	$98.8
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	3%	(5)%	159.3	167.9	155.7	152.9	154.4
Equity and bond funds	23%	14%	56.3	49.6	48.4	45.3	45.8

Total proprietary funds	8%	(1)%	215.6	217.5	204.1	198.2	200.2

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	9%	7%	238.8	223.2	222.1	211.2	219.5
Mutual fund clearing services	43%	14%	181.5	159.1	134.4	126.4	127.0
Other third-party mutual funds	16%	8%	388.4	360.1	350.0	328.7	334.1

Total Mutual Fund Marketplace	19%	9%	808.7	742.4	706.5	666.3	680.6

Total mutual fund assets	16%	7%	1,024.3	959.9	910.6	864.5	880.8

Equity and other securities (1)	13%	10%	772.3	702.4	705.5	670.4	685.0
Fixed income securities	1%	(1)%	180.5	181.8	181.8	180.5	179.4
Margin loans outstanding	9%	(1)%	(11.4)	(11.5)	(11.2)	(11.2)	(10.5)

Total client assets	14%	7%	$2,084.9	$1,951.6	$1,890.4	$1,802.4	$1,833.5

Client assets by business (2)
Investor Services	13%	7%	$1,190.2	$1,112.1	$1,078.4	$1,027.7	$1,049.7
Advisor Services	14%	7%	894.7	839.5	812.0	774.7	783.8

Total client assets by business	14%	7%	$2,084.9	$1,951.6	$1,890.4	$1,802.4	$1,833.5

Net growth in assets in client accounts (for the quarter ended)
Net new assets (2)
Investor Services (3)	9%	(30)%	$27.5	$39.1	$10.0	$5.4	$25.2
Advisor Services (4)	16%	(37)%	15.9	25.3	10.4	10.6	13.7

Total net new assets	12%	(33)%	43.4	64.4	20.4	16.0	38.9

Net market (losses) gains	(23)%	N/M	89.9	(3.2)	67.6	(47.1)	116.9

Net growth (decline)	(14)%	118%	$133.3	$61.2	$88.0	$(31.1)	$155.8

New brokerage accounts (in thousands, for the quarter ended)	2%	1%	244	241	198	221	240
Clients (in thousands)
Active Brokerage Accounts (5)	3%	1%	8,865	8,787	8,736	8,720	8,639
Banking Accounts	11%	3%	888	865	844	822	801
Corporate Retirement Plan Participants	4%	—	1,575	1,571	1,547	1,524	1,516

(1)	Excludes all proprietary money market, equity, and bond funds.
(2)

In the first quarter of 2013, the Company realigned its reportable segments as a result of organizational changes. The Institutional segment was renamed to Advisor Services. The Retirement Plan Services, Corporate Brokerage Retirement Products (formerly part of Retirement Business Services), and Corporate Brokerage Services business units were reallocated to the Investor Services segment. Prior period segment information has been recast to reflect this realignment.

(3)

Includes inflows of $10.3 billion from certain mutual fund clearing services clients in the first quarter of 2013. Includes inflows of $21.1 billion from certain mutual fund clearing services clients and outflows of $900 million related to a planned transfer from Corporate Brokerage Services in the fourth quarter of 2012. Includes outflows of approximately $100 million as a result of the sale of Open E Cry, LLC, in the third quarter of 2012. Includes inflows of $12.0 billion from a mutual fund clearing services client in the first quarter of 2012.

(4)

Includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc., in the fourth quarter of 2012. Includes outflows of $1.2 billion as a result of the closure of brokersXpress LLC in the third quarter of 2012.

(5)

Removed approximately 30,000 due to escheatment and other factors in the fourth quarter of 2012. Reduced by 19,000 as a result of the sale of Open E Cry, LLC, and the closure of brokersXpress LLC in the third quarter of 2012.

N/M	Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For March 2013

	2012										2013			% change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	10.5	1.0	9.2	5.8	7.4	6.9	6.1	24.7	16.2	23.5	12.1	18.3	13.0	(29)%	24%
Net Market Gains (Losses)	14.6	(8.0)	(78.3)	39.2	13.5	26.3	27.8	(17.3)	6.8	7.3	50.8	6.0	33.1

Total Client Assets
(at month end, in billions of dollars)	1,833.5	1,826.5	1,757.4	1,802.4	1,823.3	1,856.5	1,890.4	1,897.8	1,920.8	1,951.6	2,014.5	2,038.8	2,084.9	2%	14%

New Brokerage Accounts
(in thousands)	90	87	70	64	62	72	64	74	70	97	87	75	82	9%	(9)%
Clients
(at month end, in thousands)
Active Brokerage Accounts (2)	8,639	8,684	8,706	8,720	8,723	8,724	8,736	8,726	8,746	8,787	8,819	8,840	8,865	—	3%
Banking Accounts	801	808	815	822	829	838	844	851	857	865	874	881	888	1%	11%
Corporate Retirement Plan Participants	1,516	1,526	1,522	1,524	1,537	1,541	1,547	1,557	1,560	1,571	1,554	1,557	1,575	1%	4%
Clients’ Daily Average Trades (3)
(in thousands)	461.7	458.9	432.3	417.0	396.1	375.9	441.3	439.7	431.8	480.2	504.7	506.1	486.0	(4)%	5%
Market Indices
(at month end)
Dow Jones Industrial Average	13,212	13,214	12,394	12,880	13,009	13,091	13,437	13,097	13,026	13,104	13,861	14,055	14,579	4%	10%
Nasdaq Composite	3,092	3,046	2,827	2,935	2,940	3,067	3,116	2,977	3,010	3,020	3,142	3,160	3,268	3%	6%
Standard & Poor’s 500	1,408	1,398	1,310	1,362	1,379	1,407	1,441	1,412	1,416	1,426	1,498	1,515	1,569	4%	11%
Daily Average Market Share Volume
(in millions)
NYSE	3,806	3,713	3,940	3,869	3,478	3,043	3,666	3,415	3,398	3,311	3,595	3,635	3,414	(6)%	(10)%
Nasdaq	1,675	1,697	1,898	1,782	1,782	1,560	1,787	1,740	1,763	1,684	1,868	1,887	1,695	(10)%	1%
Total US Exchanges	6,603	6,497	7,083	6,857	6,177	5,419	6,490	6,084	6,165	5,951	6,408	6,550	6,101	(7)%	(8)%
Mutual Fund Net Buys (Sells) (4)
(in millions of dollars)
Large Capitalization Stock	(338.5)	(75.8)	(97.6)	(428.2)	(268.3)	(709.6)	(873.0)	(726.6)	(1,429.1)	(1,547.7)	1,079.8	235.7	339.2
Small / Mid Capitalization Stock	(420.6)	(175.8)	(291.7)	(257.5)	(163.0)	(203.9)	(593.2)	(392.6)	(559.0)	(639.1)	746.3	421.9	358.0
International	138.7	257.5	150.9	167.1	240.1	311.9	(112.7)	224.8	278.5	431.0	2,714.3	1,752.0	1,623.4
Specialized	538.0	109.2	(54.6)	151.5	(5.1)	247.1	(177.5)	67.8	(220.4)	(415.3)	544.8	434.3	453.5
Hybrid	669.2	313.7	164.1	(136.5)	179.2	536.4	188.5	90.7	35.7	(24.6)	1,205.4	931.1	927.5
Taxable Bond	3,154.7	2,097.6	1,492.0	1,725.9	2,309.6	2,544.2	2,693.1	2,583.1	1,888.1	1,153.9	3,402.2	1,456.4	2,216.0
Tax-Free Bond	547.3	199.0	296.1	222.8	408.3	530.8	539.7	467.0	327.8	(286.7)	728.3	259.3	53.4
Money Market Funds	(1,338.3)	(2,327.0)	442.4	457.4	722.2	1,254.5	810.5	315.3	3,933.4	7,902.5	(6,031.3)	(1,610.4)	(945.2)

(1)

February 2013 includes inflows of $8.1 billion from a mutual fund clearing services client. January 2013 includes inflows of $2.2 billion from a mutual fund clearing services client. December 2012 includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc. November 2012 includes inflows of $5.4 billion from a mutual fund clearing services client and outflows of $900 million related to a planned transfer from Corporate Brokerage Services. October 2012 includes inflows of $15.7 billion from a mutual fund clearing services client. September 2012 includes outflows of approximately $400 million as a result of the closure of brokersXpress LLC. August 2012 includes outflows of approximately $900 million as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC. February 2012 includes inflows of $12.0 billion from a mutual fund clearing services client.

(2)

Periodically, the Company reviews its active account base. Effective October 31, 2012, the Company removed approximately 30,000 brokerage accounts from its active account total due to escheatment and other factors. Amounts for prior periods were not adjusted. September 2012 active brokerage accounts were reduced by approximately 3,000 as a result of the closure of brokersXpress LLC. August 2012 active brokerage accounts were reduced by approximately 16,000 as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC.

(3)

October 29 and 30, 2012 were not included as trading days due to weather-related market closures. Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.